Exhibit 10.20

AMENDMENT NO. 1

AMENDED AND RESTATED

MORTGAGE BANKING SERVICES AGREEMENT

Amendment No. 1 to Amended and Restated Mortgage Banking Services Agreement, dated as of May 25, 2017 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Service Provider”), and PennyMac Corp.,  a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Service Provider and the Company are parties to that certain Amended and Restated Mortgage Banking Services Agreement, dated as of September 12, 2016 (the “Existing MBS Agreement” and, as amended by this Amendment, the “MBS Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MBS Agreement.

WHEREAS, the Service Provider and the Company have agreed, subject to the terms and conditions of this Amendment, that the Existing MBS Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing MBS Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Service Provider and the Company hereby agree that the Existing MBS Agreement is hereby amended as follows:

SECTION 1.    Amendment. Section 4.05(a) of the Existing MBS Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

(a)     The Service Provider shall indemnify the Company, its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of the Service Provider’s (i) willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, (ii) reckless disregard of its obligations or duties under this Agreement, (iii) breach of its representations or warranties under this Agreement, (iv) gross negligence in the performance of its duties under any agreement with a Correspondent pursuant to which it performs underwriting services relating to a Mortgage Loan purchased by the Company and where such Mortgage Loan is subject to a repurchase or indemnity claim from one of the Company’s investors as a result of such gross negligence, or (v) exercise of its rights under Section 3.04 or use of the “net funding” mechanism provided under Section 3.07 of this Agreement, in either case without regard to any action, inaction or fault of any kind on the part of the Service Provider or the Company. For the purposes of this Section 4.05, the term “gross negligence” shall include any ordinary negligence to the extent systemic in nature or otherwise occurring on a regular basis.

SECTION 2.    Conditions Precedent. This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1     Delivered Documents. On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)      this Amendment, executed and delivered by duly authorized officers of the Service Provider and the Company; and

(b)      such other documents as such party or counsel to such party may reasonably request.

SECTION 3.    Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing MBS Agreement on its part to be observed or performed.

SECTION 4.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MBS Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5.  GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7.    Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MBS Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Service Provider:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Douglas Jones
Name: Douglas Jones
Title: President

The Company:	PENNYMAC CORP.

	By:	/s/ Andrew S. Chang
Name: Andrew S. Chang
Title: Senior Managing Director and Chief Financial Officer